UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 6, 2020

MARTIN MIDSTREAM PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE (State of incorporation or organization)	000-50056 (Commission file number)	05-0527861 (I.R.S. employer identification number)

4200 STONE ROAD
KILGORE, TEXAS (Address of principal executive offices)		75662 (Zip code)

Registrant's telephone number, including area code: (903) 983-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partnership interests	MMLP	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

Proposed $400 Million Offering of Senior Secured Notes
Martin Midstream Partners L.P. (NASDAQ: MMLP) (the “Partnership”), together with its wholly-owned subsidiary, Martin Midstream Finance Corp. (“Finance Corp”), expects to discuss with certain potential investors an offering, subject to market and other conditions, of $400 million in aggregate principal amount of senior secured notes due 2025 (the “Notes”). The Notes would be guaranteed by all of the Partnership’s current wholly owned subsidiaries (except for Finance Corp) and by certain of the Partnership’s future subsidiaries. The Notes and guarantees would be secured on a second-priority basis by a lien on substantially all the assets of the Partnership, Finance Corp and certain subsidiaries of the Partnership subject to the terms of an intercreditor agreement. The interest rate, redemption prices and other terms of the Notes are to be determined.
If completed, the net proceeds of such offering would be used to refinance the Partnership’s outstanding 7.25% senior unsecured notes due 2021 and for general partnership purposes.
The Notes and related guarantees have not been and would not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and the rules promulgated thereunder. The Notes and related guarantees would be offered only to persons reasonably believed to be qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.
This announcement does not constitute an offer to sell or a solicitation of an offer to buy any of the foregoing securities, nor shall there be any offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. This notice is being issued pursuant to and in accordance with Rule 135(c) under the Securities Act.
Forward-Looking Statements
Certain statements in this Form 8-K, including statements regarding the proposed offering of the Notes and the Partnership’s intended use for the proceeds of the offering, are "forward-looking statements" that are subject to risks and uncertainties. These forward-looking statements are based on management's current expectations, and as a result of certain risks and uncertainties, actual events or results may differ materially from those contained in the forward-looking statements, including those factors set forth in the Partnership’s public filings. These documents contain and identify important factors that could cause the actual results for the Partnership to differ materially from those contained in the Partnership’s forward-looking statements. This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of this announcement, and the Partnership disclaims any obligation to update information contained in these forward-looking statements.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P. By: Martin Midstream GP LLC, Its General Partner
Date: March 6, 2020	By: /s/ Robert D. Bondurant
Robert D. Bondurant
Executive Vice President, Treasurer, Principal Accounting Officer and Chief Financial Officer